EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Treasurer and Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION
ANNOUNCES THE ACQUISITION OF
SAGUS INTERNATIONAL, INC.

MUSCATINE, Iowa (November 14, 2011) – HNI Corporation (NYSE: HNI) announced today it has acquired Sagus International, Inc., a privately held designer and manufacturer of educational furniture solutions in an all cash transaction.  Sagus operates primarily in North America, where it is the second largest market leader in educational furniture with annual sales in excess of $90 million.  The acquisition includes the three operating units of Sagus:

•	Artco Bell Corporation – a leading provider of furniture for the K-12 education segment, located in Temple, Texas.
•	Midwest Folding Products Corp. – a leading provider of cafeteria and folding tables for the education, hospitality, and commercial market segments, located in Chicago, Illinois.
•	LSI Corporation of America, Inc. – a leading provider of laminate caseworks and furniture for the education and healthcare market segments, located in Plymouth, Minnesota.

The acquisition is expected to have minimal earnings impact in 2011 and be accretive to earnings in 2012.  Sagus will continue to operate as a focused, stand-alone business with a unique brand position and strategy.

"We're excited about Sagus joining HNI Corporation.  Its unique brands, strong customer relationships, quality products and differentiated business models make it a great fit with our strategy and brand portfolio.  We look forward to working with the entire Sagus team and leveraging HNI's lean enterprise and market expertise to achieve greater efficiencies, outstanding customer support, and profitable growth," said Stan Askren, Chairman, President and CEO of HNI Corporation.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation’s strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation’s website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, expectations the Sagus International acquisition will be accretive to earnings in 2012.  In addition, words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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